SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 24, 2000

                             Swiss Army Brands, Inc.
             (Exact name of registrant as specified in its charter)

                   Delaware                      13-2797726
          (State of incorporation) (I.R.S. Employer Identification No.)

                 One Research Drive, Shelton, Connecticut      06484
               (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (203) 929-6391

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITON OF ASSETS

     On June 24, 2000, Swiss Army Brands, Inc., a Delaware corporation through a wholly owned subsidiary (the "Company"), and Victorinox AG, a Swiss Corporation and a principal supplier to and substantial shareholder of the Company ("Victorinox"), each acquired 50% of the issued and outstanding capital stock of Xantia, S.A. Fabrique de Montres Precision ("Xantia"), the principal manufacturer and assembler of watches sold by the Company. The Xantia shares were acquired by both firms from Michel and Irene Thievent (the "Sellers") pursuant to an agreement of June 23, 2000, as amended by agreements of July 10, 2000 and July 24, 2000 (collectively the "Agreements"), which contain provisions intended to secure ongoing control of Xantia by the Company.

     Pursuant to the Agreements, the Company paid at the closing 2,250,000 Swiss Francs ("CHF") ($1,354,500) and delivered 108,374 shares of the Company's Common Stock, such shares being valued for purposes of the Agreements at 1,000,000 CHF ($602,000) based upon the average daily closing price of such stock during the period June 30, 2000 through July 14, 2000. At the closing, Victorinox paid to the Sellers 3,250,000 CHF ($1,956,500). Each of the Company and Victorinox also agreed to pay an additional 12,000,000 CHF ($7,224,000) over the next seven years plus interest with the total purchase price subject to upward or downward adjustment of up to 1,000,000 CHF ($602,000).

     The source of funds for the acquisition by the Company was a bank line of credit from the Company's existing lender. The purchase price was determined on the basis of arm-length negotiations between the Company and the Sellers. The division of the purchase price between the Company and Victorinox was based upon an arms length agreement to share equally in the acquisition.

     Pursuant to the Agreements, the Company and Victorinox each own 50% of the capital stock of Xantia. In following the acquisition, Xantia retained all of its pre-closing assets, including plant and equipment used in the manufacture and assembly of watches and other timepieces and will continue to employ those assets to manufacture timepieces to be supplied to the Company and to third party customers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Businesses Acquired.

          The  Company  shall  file   financial   statements   relating  to  the
     acquisition by amendment to this Current Report not later than sixty (60) days following the filing date of this Current Report.

     (b) Pro Forma Financial Information.

          The  Company  shall  file   financial   statements   relating  to  the
     acquisition by amendment to this Current Report not later than sixty (60) days following the filing date of this Current Report.

     (c) Exhibits.

2.1 Share Purchase Agreement, dated as of June 23, 2000, by and among the Company, the Buyer, and the Seller. (A list of exhibits and schedules to the Share Purchase Agreement is set forth therein. The Company agrees to furnish to the Commission supplementally, upon request, a copy of any such exhibits or schedules not otherwise filed herewith.)

2.2 Amendment to the Share Purchase Agreement, dated as of July 10, 2000, by and among the Company, the Buyer, and the Seller.

2.3 Second Amendment to the Share Purchase Agreement, dated as of July 24, 2000, by and among the Company, the Buyer, the Seller and Victorinox AG.

99.1 Press  release   of   Company  dated   June   26,   2000   relating  to the
     acquisition of the Xantia.

99.2 Press  release   of   Company   dated  July   24,   2000   relating  to the
     acquisition of the Xantia.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   SWISS ARMY BRANDS, INC.
                                                         (Registrant)

Dated:  August 7, 2000                             By: /s/  J. Merrick Taggart
                                                   ---------------------------
                                                   Name:  J. Merrick Taggart
                                                   Title:  President, and Chief
                                                           Executive Officer

                                                                     Exhibit 2.1

                            Share Purchase Agreement




                                     between




                            Michel and Irene Thievent
                         Hohlenweg 37, CH-2564 Bellmund
                                 (The"Sellers")




                                       and


                           Swiss Army Brands CH, Inc.
            One Research Drive, P. O. Box 874, Shelton, CT 06484-0874
                                   ("SABICH")






                                                                   re: Xantia SA

WHEREAS   The  Sellers  are  Swiss   citizens  who  own  all  of  the stock (the
          "Stock") of Xantia SA, Fabrique de Montres de Precision ("XANTIA") and are considering selling the stock to SABICH.

WHEREAS   XANTIA   is   a  Swiss   corporation   with   registered   office   in
          Biel/Bienne (CH), and a share capital of CHF 0.2 m divided into 200 registered shares with a par value of CHF 1000.- each, fully paid in.

WHEREAS   XANTIA   operates  a   watch  design,  manufacturing,   and   assembly
          business which, inter alia, has supplied SABICH over the years (the "Business").

WHEREAS SABICH is a Delaware corporation and a wholly owned subsidiary of Swiss Army Brands Inc. ("SABI") with registered office in Shelton, CT.

WHEREAS Swiss Army Brands Inc. and SABICH operate, inter alia, a design, manufacturing, assembly, and distribution business of watches, sunglasses and other Swiss Army Brand items, and is the exclusive distributor in the United States, Canada, and the Caribbean of the Victorinox tm Original Swiss Army Knife.

WHEREAS SABICH was given the opportunity to undertake a legal, financial and tax due diligence, which included (i) the review of documents asked for by SABICH and (ii) discussions with the management, said opportunity and the use thereof not in any way to reduce the force or effect and the available remedies of any representations and warranties herein;

WHEREAS After having carried out the due diligence SABICH has decided to acquire from the Sellers all stock of XANTIA.


Now, therefore, the parties have come to the following agreement:


1                                  DEFINITIONS

Affiliate:     as  to  any  persons,   any   other   person   which  directly or
               indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition "control" shall mean possession directly or indirectly, of the power to direct or cause the direction and management or policies of such person.

Agreement:     this agreement and its annexes.

Closing  Date: the  consummation  of  the  transaction  of  this
               Agreement.


Lien:          any  mortgage,  pledge,  security  interest,   encumbrance,  lien
               or other security interest of any type or nature whatsoever.

Losses:        claims,   losses,   liabilities,  damages,  deficiencies,   costs
               or  expenses  (including   interest,   penalties  and  reasonable
               professional fees and disbursements).

Party:         the Sellers on the one part or SABICH on the other part.

Parties:       the   Sellers,  and   SABICH   or   any  entities  designated and
               controlled by any of them.

Taxes: All Swiss and foreign federal, cantonal, communal or other taxes, including but not limited to, income taxes, capital gains taxes, capital taxes, real estate gains taxes, value-added taxes, turnover taxes, real estate transfer taxes, stamp taxes, transfer taxes, other Transactional Taxes, property taxes or like charges of any kind whatsoever, including any interest, penalties or additions thereto whether disputed or not.

Transactional  any Taxes or duties  levied on the transfer of the
Taxes          transferred  shares other  than  income and capital gains  taxes.
               Transactional Taxes include but are not limited to stamp taxes, securities transfer taxes, ownership change taxes, asset transfer taxes, excise taxes, customs duties or like charges of any kind whatsoever, including any interest penalties or additions thereto whether disputed or not, but excluding value added tax.

Working        Current  assets   minus   current   liabilities   calculated   in
Capital        accordance   with  the  Swiss  legal  standards  in  the  Code of
               Obligations, and in accordance with standards customary in the industry. Such calculation shall exclude the tax reserves related to inventory and legal reserves.


2                           SALE AND PURCHASE OF STOCK

Subject to the terms and conditions defined herein, the Sellers hereby agree to sell to SABICH as of the Closing Date, and SABICH agrees to buy from the Sellers as of the Closing Date 200 registered shares with a par value of CHF 1000.- each, i.e. all stock of XANTIA.


3                                 PURCHASE PRICE

                                3.1 Installments

The purchase price (the "Purchase Price" as calculated in Annex 1 hereto) for the XANTIA stock shall be as follows:

     a) At Closing

          Cash of CHF 5'500'000.

          Restricted Swiss Army Brands Inc. common stock ("SABI Shares") with a market value of at least CHF 1'000'000.-, valued at the average closing price for freely traded SABI stock over the ten trading days immediately preceding the Closing date.

          The Sellers acknowledge that the SABI Shares have not and will not be registered under the United States Securities Act of 1933. Therefore the Sellers will not sell, pledge or otherwise dispose of any of the SABI Shares unless he shall first have delivered to SABI a letter of counsel, reasonably acceptable to SABI to the effect that such transfer does not involve a violation of that Act. and that the certificates representing the SABI Shares may bear a legend referring to these restrictions. The Sellers further acknowledge that he has received a copy of the Report of SABI on Form 10K for the calendar year 1999 and any subsequent filings by SABI under the United States Securities Exchange Act of 1934, as amended and has been granted access to such other documents and information as he deemed appropriate.

     b) Subsequent Payments

          Cash of CHF 12'000'000.- plus interest of CHF 1'459'000.- payable on the following anniversaries of the Closing Date:

              1st Anniv.:       CHF 1'491'000.-
              2nd Anniv.:    CHF 1'605'000.-
              3rd Anniv.:    CHF 1'615'000.-
              4th Anniv.:    CHF 1'873'000.-
              5th Anniv.:    CHF 2'072'000.-
              6th Anniv.:    CHF 2'463'000.-
              7th Anniv.:    CHF 2'340'000.-

     c) Purchase Price Guarantee, Subordination to Banks Schedule

          Swiss Army Brands Inc. hereby guarantees to the Sellers that SABICH or one of its affiliates pays the Purchase Price as agreed upon in this Section, and also the obligations under Section 7.1. In case that SABICH goes bankrupt or leaves the business, Swiss Army Brands Inc. shall step in as the payor. If XANTIA should be sold to another company not part of the Swiss Army Brands group, Swiss Army Brands Inc. shall be relieved of this guarantee if and to the extent a solvent buyer assumes it.

          The payments provided for in Section 3.1b and the guarantee provided for in Section 3.1c are, in the event of the liquidation or insolvency of SABI, subordinated to the rights of SABI's lending banks.


     d) Purchase Price Adjustments

          Working Capital Adjustment

          With-in 45 days after the Closing Date (or in the event of delay, as soon as possible), SABICH shall prepare and deliver to the Sellers financial statements of XANTIA for the years ended September 30, 1998 and 1999 prepared in accordance with the Swiss legal standards and audited by Arthur Andersen AG ("Post Closing Statement") and a statement of Working Capital ("WC Statement") as at the Closing Date.

          Within 15 days after such delivery SABICH shall deliver to the Sellers a purchase price calculation ("the Purchase Price Calculation") calculated in accordance with Annex 1. The Purchase Price Calculation shall set forth the "Recalculated Purchase Price" based upon the Post Closing Statement and calculated in accordance with Annex 1.

          If the Recalculated Purchase Price is greater than CHF 18'500'000.- the Purchase Price shall be increased by the amount by which the Recalculated Purchase Price exceeds CHF 18'500'000.- up to a maximum increase of CHF 1'000'000.-. If the Recalculated Purchase Price is less than CHF 18'500'000.- the Purchase Price shall be decreased by the amount by which the Recalculated Purchase Price is less than CHF 18'500'000.-, provided that if prior to the Closing SABICH has reason to believe that the amount by which the Recalculated Purchase Price is less than CHF 18'500'000.- exceeds CHF 1'000'000.- SABICH may terminate this Agreement by written notice to the Sellers.

          Any adjustment in the Purchase Price resulting form the operation of this Section 3.1d shall be paid by SABICH or the Sellers as the case may be via wire transfer within five business days after Post Closing Purchase Price Calculation becomes final and binding on the Parties.

          To the extent that the breach by Sellers of a representation or warranty also results in an actual payment to SABICH as a result of an adjustment pursuant to this Section 3.1d SABICH shall not be entitled to double recovery.

          Disagreement

          The Purchase Price Calculation shall become final and binding upon the parties on the 30th day following receipt thereof unless the Sellers gives written notice of its disagreement (a "Notice of Disagreement") with respect to the Purchase Price Calculation prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. During the 30 business day period following the delivery of a Notice of Disagreement, the Sellers and SABICH shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. At the end of such 30 business-day period, the Sellers and SABICH shall submit to an internationally recognized independent public accounting firm for final decision. The costs thereof shall be borne proportionally by the loosing Party.

3.2 Bank Account

The due amounts shall be paid to the bank account of Mr. Thievent, CreditSuisse in Biel-Bienne, account No. 0112-265.287-70.

4               COVENANTS AND ACTIONS BETWEEN SIGNING AND CLOSING

                                  4.1 Covenants

     a) Ordinary Business Conduct / No Material Adverse Change

          From the date hereof until the Closing Date, subject to the transaction contemplated herein, the Business of XANTIA has been and will be conducted in the ordinary course consistent with past practice, there have been or will be no substantial adverse developments, and no tangible or intangible assets used have been or will be sold, assigned or transferred other than in the ordinary course of business, and no Lien has been or will be created.

          The Sellers hereby covenant with SABICH that prior to the Closing and without the prior written consent of SABICH the following shall apply:

          XANTIA   shall not make any investments in the Business  exceeding CHF
          50'000.-- in aggregate or enter into commitments to do so;

          XANTIA   shall  present to SABICH for prior  approval any personnel to be employed  for the  Business;

          XANTIA shall not make any change in the terms and conditions of employment or pension benefits of any of the personnel;

          XANTIA    will not  enter  into or amend or  terminate  any  contracts written  or oral nor  waive  any  rights;

          XANTIA   shall not pay or authorize any dividends.

     b) Notification

          The Sellers shall forthwith notify SABICH in writing of any matter which may arise or become known to him after the date hereof and prior to the Closing which constitutes (or would after the lapse of time constitute) a misinterpretation or a breach by the Sellers of any of the warranties or the undertakings or other provisions contained in this Agreement and its Annexes.

4.2   Undertakings

     a) Shareholders Meeting

          The Sellers agree to call for a shareholders' meeting in which all members of the board resign except from Mr. Thievent, and to elect the following persons as members of the board of directors:

            Mr. Peter Gilson
            Dr. Annette Spycher

          These elections shall have effect upon the Closing Date, and Mr. Thievent shall be a member of the board at least until 2007.

     b) Information

          The Parties agree to jointly inform the personnel of XANTIA; they shall fix the appropriate date of information.

          No press release or other public statement shall be published except as required in the United States.

5                                    CLOSING

5.1                            Closing Date of Transaction

     Unless the Parties mutually agree otherwise the transactions described in this Agreement shall be completed on July 23rd, 2000 with immediate effect; all exchanges will be accomplished simultaneously in the office of Kellerhals & Partners at Kapellenstrasse 14, CH-3001 Bern or such other place as the parties may agree to.

5.2                            Conditions Precedent

     The transaction contemplated herein shall be consummated if the following conditions have been met. It being understood that either Party may rescind this Agreement without any financial consequence in case one or several of these conditions precedent should not be met by the Closing Date.

5.3                        Undertakings as of the Closing

     a) Undertakings of the Sellers

          At the Closing, the Sellers hand over to SABICH

     200 shares of XANTIA
     the application to the commercial register of the new XANTIA board members

     b) Undertakings of SABICH

     hands over to the Sellers SABI Shares as defined in section 3.1a of this Agreement orders its bank to wire CHF 5'500'000.-- on Mr. Thievent' s bank account as defined in section 3.2 of this Agreement.

6                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Sellers represent and warrant to SABICH that as at the Closing Date:

6.1                       Ownership and Transfer of Stock

     a) Ownership of Stock

     The Sellers, jointly and severally, are the sole owners of and have good and valid title to the XANTIA stock, free and clear of all Liens, charges, and restrictions.


     b) Transfer of Stock

     The Sellers have full right and capacity to transfer and sell complete title to the XANTIA Stock. The transaction has been approved by the board of XANTIA; however, there is no corporate authorization or approval from XANTIA or any other company or person or governmental authority required for the consummation of this very transaction.

                              6.2 Status of XANTIA

     a) Good Standing of XANTIA

          XANTIA is a corporation duly organized and validly existing and in good standing under the laws of Switzerland, and in all of the jurisdictions in which it operates.

          XANTIA is in compliance with all applicable rules and regulations, and is not in violation of any of its contractual obligations.

          The certified excerpt from the commercial register as attached in Annex 2 hereto and the articles of corporation as amended as attached in Annex 3 hereto present the legal status of XANTIA.

     b) Capitalization of XANTIA

          At the Closing Date, XANTIA has a working capital of at least CHF 9'800'000, of which CHF 6'000'000.- in cash or receivables all of which are collectible within 60 days.
          All the outstanding shares are validly issued and paid in.
          There is no other authorized capital and no capital increase subject to a condition.
          There are no options issued or instruments convertible or exercisable into equity nor any obligations to issue equity of any sort.

     c) Ownership of Business

          XANTIA owns all of its Business and assets used in the Business free of Liens, charges and restrictions except as otherwise stated in the financial statements or in this very Agreement.

6.3                              Financing Matters

     a) Financial Statements

          The financial statements submitted to SABICH as set out in Annex 4 attached hereto for the accounting years 1998 and 1999 (the "Financial Statements") were prepared consistently and in accordance with the Swiss legal standards in the Code of Obligations, and in accordance with standards customary in the industry. Such financial information fairly present the financial position and the results of operations of the Business of XANTIA for the accounting years 1998 and 1999 including, without limitation, reserves for taxes, other reserves, classifications of inventory, and proper reserves in respect of accounts receivable which are hereby warranted as fully and timely collectable except for reserves shown on the Financial Statements.

     b) Financial Information

          The books and records of XANTIA are correct and complete.

          The financial information and material furnished and made available to the auditors and tax advisors of SABICH are correct and complete.

          The Sellers represent and warrant that there are no other liabilities, fixed or contingent, of XANTIA other than (i) those shown in the financial statements, and (ii) those incurred in the ordinary course of business during the period between September 30, 1999 and the Closing date.

          To the extent that XANTIA shall have, at the Closing, liabilities, whether fixed or contingent, other than as shown on Annex 4 or acquired in the ordinary course of business since the date of the Financial Statements the Sellers shall assume and pay or otherwise satisfy such liabilities in a manner that will not be detrimental to XANTIA or SABICH.

6.4            Taxes, Social Security Contributions, and other Duties

     a) Returns

          All returns of XANTIA regarding Taxes, social security contributions, and other duties have correctly, completely and timely been filed, no deficiencies have been asserted nor is any reason to believe that such deficiency will be asserted.

     b) Payments and Reserves

          All taxes, social security contributions and duties have been paid or, regarding any pending files, XANTIA calculated the appropriate tax and duties reserves in the financial statement.

     c) No Liabilities

          There are no Tax, social security contribution or other duty or other liabilities connected with XANTIA in a way that XANTIA, or SABICH may be held liable thereof or that authorities may claim for a Lien over such assets or contracts other than those shown in the financial statements.

6.5                                  Personnel

     a) Employment Contracts

          None of the employment contracts provides for any obligation (whether current or contingent) to contribute to any plan, agreement or
          arrangement   which  is  an   employment,   consulting   or   deferred
          compensation agreement or severance agreement or an executive compensation, incentive or bonus arrangement, a savings, or options plan or a life, health or accident plan or other benefit plan.

          There exists no agreement or arrangement with any employee under which such employee is entitled to extraordinary termination or to a bonus or other remuneration (monetary or non-monetary) which is conditional upon the consummation of the transaction contemplated by this Agreement.

          Except for Mr. Thievent's status as a shareholder, the chairman and Chief Executive Officer of XANTIA there have been no transactions and there exists no contracts arrangements or other business relationships between XANTIA, on the one hand and the Sellers, members of his family or entities in which he holds an interest, on the other.

          SABICH agrees to offer employment to Rene Bundeli by XANTIA. It is understood that the provisions shall be less or at the most equally favorable than the terms of his current employment with Swiss Army Brands Inc.

     b) Pension Scheme

          The employees have been and are a party to a pension scheme a copy of is attached in Annex 5 hereto which is in compliance with the applicable laws and the by-laws. XANTIA has timely made all pension funds and social security contributions (AHV/IV/EO/ALV) required to be made when due (be it for the account of XANTIA or for the account of any employee).

          There have been made no promises to pay any pensions apart from those based on the by-laws and accrued or otherwise explicitly disclosed in the Financial Statements and that there are no current payment obligations which are not in conformity with the pertinent by-laws.

6.6                            Environmental Matters

     The Sellers confirm that there have been no violations of environmental laws, no claims of environmental infractions, and no activity of XANTIA in the past will give rise to environmental claims in the future.


6.7                         Intellectual Property Rights

     a) Ownership and Registration of Trademarks

          The Sellers confirm that XANTIA does not own other Intellectual Property Rights apart from the following design patent of which Xantia is the beneficial owner: No. DM/018 439, registered in CH, D, Benelux, Italy, France, Egypt, Spain, Indonesia, Morocco, the Netherlands (Caribbean part), Vatican, and Tunisia. The design patent is registered in the name of Multec S.A., Macolin, and the following trademarks of which Xantia is the legal or beneficial owner: ALURA, CULTURA, GONAR, JUSTIME, JAVIVA, POCKETIME, PURANA, SOBERANO, TOURING, XANTIA+fig.

          The Sellers confirm that all trademarks currently used by XANTIA are owned by the company itself except from GONAR, PURANA; those are still registered in the name of XANTIA's founder and former CEO, Mr. Ed. Knutti (deceased).

          The trademarks of XANTIA have been validly registered and all filings or other measures have been undertaken and costs and fees paid to maintain such registration.

     b) Licensing of Trademarks

          No  licenses,   limitations  or   restrictions   on  the  use  or  the
          enforceability of the trademarks have been or will be agreed with any third party or registered in relation to any of them.

     c) Absence of Claims and Infringements

          No claims are pending or, to the knowledge of the Sellers, are threatened against XANTIA which are based on the allegation that XANTIA infringes the intellectual property rights of third parties and XANTIA does not infringe the intellectual property rights of third parties in any material respect.

          No third party infringes the Intellectual Property Rights and there are no material claims or demands of third parties pending or threatened against XANTIA which relate to the Intellectual Property Rights.

6.8                                 Real Estate

          XANTIA owns all of the building at Grillenweg 4 free of Liens, charges, debts and restrictions apart from the landed property on which the building is built and which is owned by the municipality of Biel/Bienne and leased to XANTIA until December 31, 2037.

          XANTIA represents and warrants that the excerpts of the certified copies of the Real Estate Register (Grundbuchauszuge) as attached in Annex 6 hereto are correct, and complete.

          XANTIA represents and warrants that all permits and authorizations required to build the real estate have been duly issued.

6.9                              Material Contracts

          The Sellers confirm that

          XANTIA is not part of any partnerships, joint venture or consortium.;

          XANTIA has not entered in any real estate or personal property lease or rental agreement other than the ones with Cosmo AG (only oral contract) and Precimation AG, Infotron AG, and Mr. Lee Kam-yum (Hongkong) as attached in Annex 7 hereto;

          XANTIA has not entered in any licensing agreement.;

          XANTIA has not entered in any loans or credit agreements, debt or any other financing instruments, guarantees, securities, pledges, letters of comfort.

          XANTIA has not entered in any distribution, supply, agency, factoring or manufacturing agreement or any other contract written or oral which cannot been terminated within 3 months after the Closing Date without any remuneration.

          XANTIA has not entered in any employment, consulting and management agreement than those with its 31 employees.

6.10                         Permits and Authorizations

     XANTIA is in possession of all the permits and authorizations required to pursue the Business and assets used in the Business as presently being conducted.

6.11                      Absence of Litigation and Claims

     a) Absence of Litigation

          There is no litigation or arbitration, no governmental investigation or proceeding to which XANTIA is a party or subject, and to the best of Sellers' knowledge no such litigation or proceeding is threatened.

     b) Absence of Claims

          There are no claims or, to the best of Sellers' knowledge, unasserted claims against XANTIA except from one pending claim of a former commission agent of XANTIA in Germany seeking payment in a sale of watches that XANTIA concluded with Suunto which includes a contingent liability of not more than CHF 100'000.

6.12                      Effects of Execution of Agreement

     The execution and delivery of this Agreement by the Sellers do not, and consummation of the transaction contemplated hereby by the Sellers will not, violate any provisions of the articles of incorporation of XANTIA or any agreement to which XANTIA is a party or any law or order of any court of governmental authority binding upon, or applicable to XANTIA. The Sellers have obtained and will obtain upon the Closing Date all governmental consents or permits of any nature to enter into this Agreement and to consummate the transactions contemplated hereby.

6.13                  Maintenance of Significant Relationships

     To the best of the Sellers' knowledge, no employee, supplier or other person whose relationship is material to XANTIA has signified his or its intention to change that relationship.

7.                   REPRESENTATIONS AND WARRANTIES OF SABICH

7.1                               Status of SABICH

     SABICH is a corporation duly organized and validly existing under the laws of Delaware, and in all of the jurisdictions in which it operates.

7.2                      Effects of Execution of Agreement

     The execution and delivery of this Agreement by SABICH do not, and consummation of the transaction contemplated hereby by SABICH, will not, violate any provisions of the articles of incorporation of SABICH, or any agreement to which SABICH is a party or any law or order of any court or governmental authority binding upon, or applicable to SABICH. SABICH has the full corporate powers, authority and the right to enter into this Agreement and to consummate the transaction contemplated hereby. SABICH's board of directors has taken all necessary corporate action to duly authorize the execution, delivery and performance of this Agreement.

7.3                             Sellers' Tax Ruling

     SABICH guarantees to the Sellers that all factual statements supplied by SABI, made to obtain the ruling from the Bernese tax authorities (of which SABICH and the Sellers each have a copy) regarding the treatment of the share purchase as an income tax free capital gain for the Sellers are true. Furthermore, SABICH will not merge with XANTIA as stipulated in the tax ruling and post closing comply with the conditions set forth by the relevant Swiss tax authorities. In case of a breach of these conditions SABICH will have to pay for all damages (e.g. taxes) which might occur to the Sellers resulting from this breach.

8.                                   COVENANTS

8.1                           Covenants of the Sellers

     Mr. Thievent covenants that he will continue to work with XANTIA at least until April 30, 2007 unless one of the reasons as defined in the executive employment agreement as attached in Annex 8 hereto will arise.

8.2                             Covenants of SABICH

     SABICH covenants that it will continue the employment of Mr. Thievent with XANTIA at least until April 30, 2007 unless one of the reasons as defined in the executive employment agreement as attached in Annex 8 hereto will arise.

9.                                   REMEDIES

9.1              Term and Notice of Representations and Warranties

     a) Term

          The representations and warranties set forth in Sections 6-8 of this Agreement shall continue in effect until December 31, 2005 save that representations and warranties relating to Intellectual Property Rights (section 6.7) and Taxes (section 6.4) shall survive until 30 days after the expiry of the applicable statute of limitations.

     b) Notice

          Notice of claims must be received in writing prior to December 31, 2005 (or, with respect to Taxes, within 30 days after the date on which the applicable statute of limitation has expired). The notice shall contain the relevant facts of the alleged breach and shall indicate the Section or Subsection of this Agreement which is alleged to be violated. Failure to give notice shall not affect the remedies and indemnification provided hereunder except to the extent the Sellers shall have been actually prejudiced as a result of such failure.

          The Parties waive all notification and examination requirements under Art. 201 CO. The term for the warranties and representations set forth in this Section 9.1a shall be read as extension of the statutory terms pursuant to Art. 210 CO and such statute of limitations shall end at the last day of the term set forth in the Section 9.1a.

9.2                                   Remedies

     In case of a breach of any representations, warranties or covenants set forth above (including but without limited to the covenants in Sect. 6.3b relating to the satisfaction of liabilities) or non-performance of covenants or undertakings each Party responsible for having given the representation and warranty or covenant shall indemnify the other Party against all Losses suffered by that Party as a result of any such misrepresentation or breach of warranty or non-performance of any covenant or undertaking. Neither of the Parties may rescind, however, this Agreement due to a breach of a representation and warranty or covenant.

9.3                  Third Party Claims and Governmental Notices

     a) Notification and Actions

          SABICH shall notify the Sellers in writing within 45 (forty-five) business days of any third party claim or notice of violation made or asserted in writing for which SABICH wants to hold the Sellers liable under this Agreement. In case of litigation or other proceedings, SABICH shall defend such claim in accordance with the Sellers' instructions and cost or, if legally permitted and if requested by the Sellers, shall give the Sellers the opportunity to defend such claims at the Sellers' discretion and expense. The Parties shall not settle any such litigation or proceedings without the written consent of the other Party, such consent not to be withheld unreasonably. The Parties shall keep each other fully informed of such litigation or proceeding.

     b) Failure to notify

          SABICH's failure to notify or to follow the Sellers' instructions with respect to or give the Sellers the opportunity to defend the claims shall be deemed as a waiver of any claim or right against the Sellers in connection with such claim only to the extent the Sellers shall have been actually prejudiced as a result of such failure.

10 Miscellaneous

10.1                               Costs and Taxes

     The Parties shall pay their own Taxes, costs and expenses (including also legal, accounting and other fees) relating to this Agreement and the consummation of the transactions contemplated hereunder.

10.2. Notices

     Any notice, request, instruction or other document deemed by either Party to be necessary or desirable to be given to the other party hereunder, shall be in writing and shall be mailed by registered mail addressed to the address set forth on the first page of this Agreement as follows:

 If to the Sellers:        Mr. Michel Thievent, Hohlenweg 37, CH-2564 Bellmund

 If to SABI or to SABICH:  to the attention: Mr. Peter Gilson, 1 Research Drive,
                                            Shelton, CT 06484 (USA)

SABI, SABICH or Mr. Thievent, may at any time, change its address by giving notice to the other party in the manner described above.

10.3   Modifications

     This Agreement shall not be amended or modified except by a document in writing duly executed by the Parties hereto. This undertaking itself may only be modified by an agreement in writing.

10.4                       Previous Agreements Superseded

     This Agreement supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written with respect to such subject matter, including the letter of Intent.

10.5                                Severability

     If any provision of this Agreement is held to be invalid or unenforceable for any reason it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed and remain valid and enforceable to the fullest extent possible.

10.6                              Non-Assignability

     a) In general

          Except as set forth in Sections 3.1c and 10.6b of this Agreement, no Party hereto shall assign in whole or in part, or delegate all or any part of its rights or obligations under this Agreement without the prior written consent of the other Parties, such consent not to be withheld unreasonably; provided, however, that SABICH may assign its rights and obligations to any Affiliate. Any assignment or delegation made without such consent shall be void.

     b) Possible Assignment between Signing and Closing by SABICH

          The Sellers agree that SABICH may assign this Agreement with all Buyer's rights and obligations between the Signing and Closing Date to any Affiliate without the conditions set forth in Section 10.6.a of this Agreement.

10.7                                  No Waiver

     The failure of any of the Parties to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered as a waiver of such provisions or rights or in any way affect the validity of this Agreement. The waiver of any breach of this Agreement by any Party hereto shall not operate to be construed as a waiver of any other prior or subsequent breach.

10.8                              Entire Agreement

     Subject to the separate agreements referred to herein, this instrument embodies the entire agreement between the Parties hereto with respect to the transactions contemplated herein and there have been no agreements or representations and warranties between the Parties other than those set forth or provided for herein.

10.9                            Binding on Successors

     All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and legal representatives.

10.10                               Governing Law

     This Agreement shall be subject to and governed by Swiss substantive law.

10.11                                Arbitration

     1. All disputes arising out of or in connection with this Agreement, or amendments or related agreements hereto, including disputes on its conclusion, binding effect, amendment and termination shall be resolved, to the exclusion of the state courts, by a three person arbitral tribunal in accordance with the International Arbitration Rules of the Zurich Chamber of Commerce.

     2.   The seat of arbitration shall be at Bern.

     3.   The language of the proceeding shall be in English.

10.12                                Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.


Shelton, June 23rd, 2000               Biel, June 23rd, 2000
Swiss Army Brands CH, Inc. (SABICH)


/s/ Thomas M. Lupinski                 /s/ Michel Thievent     /s/Irene Thievent
Thomas M. Lupinski                     Michel Thievent         Irene Thievent


We are in agreement with the terms and conditions of the guarantee as set forth in Sec. 3.1.c of this Agreement:

Shelton, June 23rd, 2000
Swiss Army Brands Inc. (SABI)


/s/ Thomas M. Lupinski
Thomas M. Lupinski

                                 LIST OF ANNEXES



Annex 1: Purchase Price Calculation of XANTIA SA.

Annex 2: Certified Excerpt of the Commercial Register of XANTIA

Annex 3: Articles of Incorporation (Statuten) of XANTIA

Annex 4: Financial Statements of XANTIA of 1998, 1999

Annex 5: Employment Matters

Annex 6: Certified Excerpts of the Real Estate Register of XANTIA

Annex 7: Material Contracts

Annex 8: Executive Employment Agreement


                              Annex 1 (page 1 / 2)

                     Purchase Price Calculation of XANTIA SA


                                                           CHF

Net Sales 1                                               24,260


Cost of sales 1                                           20,378


Gross profit @ 16 % 1                                      3,882


Operating Expenses @ 7.34 % 2                              1,781


EBITDA - Non-Cyrk Business                                 2,101
Cyrk - Gross margin 1                                        751
                                                           -----
                  Total EBITDA                             2,852


EBITDA multiplied by 5.32959 3                            15,200
Building Purchase 1                                        3,800
Excess of Closing Working Capital 4
         Over 10,000,000 CHF
Excess of 9,600,000 Over Closing
         Working Capital                                   (   )


 Recalculated Purchase Price                                ----

(1) These amounts are fixed in the calculation of the Recalculated Purchase Price and will not be revised in the Post Closing Purchase Price calculation.

(2) The Operating Expenses are calculated at 7.34 % of net sales. The calculation of the percentage is detailed on Page 2 of this Annex. The Operating Expenses percentage and resultant Operating Expenses will be revised in the Post Closing Purchase Price Calculation based upon the Post Closing Statement.

(3) The EBITDA multiple is fixed in the calculation of the Purchase Price and will not be revised in the Post Closing Price Calculation.

(4) Closing Working Capital will be calculated in the Post Closing Purchase Price Calculation.



                               Annex 1 (page 2/2)

                     Purchase Price Calculation of XANTIA SA
                                                                 CHF
 Total operating expenses - years
 ended September 30, 1999 and 1998                            5,924,979

 Less:   Depreciation expense - years ended
         September 30, 1999 and 1998                            955,268

         Bad debt expense- years ended
         September 30, 1999 and 1998                             92,000

         Trade show booth construction expense -
         year ended September 30, 1999                          230,531
                                                             ----------

 Adjusted Operating Expenses                                  4,647,180


 Total Net Sales - Years
 Ended September 30, 1999 and 1998                           63,338,395
                                                             -----------

 Operating expense ratio                                           7,34%
                                                                  ======


                              Annex 4 (page 1 / 2 )

      XANTIA SA Statement of Operations Years Ended Sept 30, 1999, and 1998

                                                                  Two Years
                                                                    ended
                                   1999             1998      September 30, 1999
                                   CHF              CHF               CHF
 Net sales                      33,795,828       29,542,567        63,338,395

 Cost of sales                  27,795,257       25,745,099        53,540,356
                                ----------       ----------        ----------
 Gross profit                    6,000,571        3,797,468         9,798,039
                                ----------       ----------        ----------
 GM %                                 17,8%            12,9%             15.5%


 Operating expenses:
 Personnel expense               1,688,119        1,488,914         3,177,033
 Maintenance                       141,469          129,275           270,744
 Insurance and taxes                55,815           27,414            83,229
 Administrative expenses           272,725          161,847           434,572
 Sales and shipping costs          593,747          318,386           912,133
 Depreciation                      888,810           66,458           955,268
 Bad debt expense                  (74,000)         166,000            92,000
                                 ----------       ----------        ----------
Total operating expense          3,566,685        2,358,294         5,924,979

Operating expenses as a %
of sales                              10.6%             8.0%              9.4%
                                 ----------       ----------        -----------
Operating income                 2,433,886        1,439,174         3,873,060

Interest income                     40,860          154,345           195,205
                                 ----------       ----------        -----------
Income before taxes              2,474,746        1,593,519         4,068,265

Income taxes                       650,011          537,261         1,187,272
                                 ----------       ----------        -----------
Net income                       1,824,735        1,056,258         2,880,993
                                 ==========       ==========        ===========

                              Annex 4 (page 2 / 2 )

          XANTIA SA. Balance Sheet Years Ended Sept 30, 1999, and 1998


                                            1999                  1998
                                            CHF                  CHF
Cash                                      8,089,336            5,041,865
Accounts receivable                       2,471,046            4,512,685
Inventory                                 3,365,875            4,850,604
Inventory reserve                        (1,178,075)          (1,697,704)
Loan receivables                            259,359              250,000
Other prepaids                              438,071              481,317
                                         -----------          -----------
Total current assets                     13,445,612           13,438,767


Building and other fixed assets           4,022,000            2,902,650

                                         ------------         -----------
Total Assets                             17,467,612           16,341,617
                                         ============         ===========


Liabilities
Payables                                  2,867,038            3,491,778
Legal reserve                               360,000              434,000

Capital                                     250,000              250,000
Retained Earnings                        13,990,574           12,165,839
Total Equity                             14,240,574           12,415,839
                                         -----------          ----------

Total Liabilities and Equity             17,467,612           16,341,617
                                         ===========          ==========

                                                                     Exhibit 2.2

                                    Amendment

                                     to the

                            Share Purchase Agreement


                                     between


                            Michel and Irene Thievent
                         Hohlenweg 37, CH-2564 Bellmund
                                 (The"Sellers")




                                       and


                           Swiss Army Brands CH, Inc.
            One Research Drive, P. O. Box 874, Shelton, CT 06484-0874
                                   ("SABICH")






                                                                   re: Xantia SA

3. Purchase Price

     Parties agree that the second paragraph of sect. 3.1a of the Purchase Agreement is changed as follows:

          Restricted Swiss Army Brands Inc. common stock ("SABI Shares") with a market value of at least CHF 1'000'000.-, valued at the average closing price for freely traded SABI stock over twenty to ten trading days preceding the Closing date, i.e. from June 30 to July 14, 2000.

5.1 Closing Date of Transaction
     Parties agree to change the Closing date from July 23rd to July 24, 2000.


10.6b Possible Assignment between Signing and Closing by SABICH

     Parties take note that SABICH will most probably assign the Purchase Agreement with all Buyer's rights and obligations to a Delaware LLC affiliate.



Biel, July 10, 2000                                    Bern, July 11, 2000
                                                       On behalf of Swiss Army
                                                       Brands CH, Inc. (SABICH)


/s/ Michel Thievent        /s/Irene Thievent         /s/ Beat Brechbuhl,
    Michel Thievent           Irene Thievent             Dr. Beat Brechbuhl,
                                                         attorney-at-law

                                                                     Exhibit 2.3


                                  2nd Amendment

                                     to the

                            Share Purchase Agreement


                                     between


                            Michel and Irene Thievent
                         Hohlenweg 37, CH-2564 Bellmund
                                 (The"Sellers")



                                       and


                           Swiss Army Brands CH, Inc.
            One Research Drive, P. O. Box 874, Shelton, CT 06484-0874
                                   ("SABICH")


                                       and


                             Swiss Army Brands Inc.
            One Research Drive, P. O. Box 874, Shelton, CT 06484-0874
                                    ("SABI")


                                       and


                                  Victorinox AG
                    Schmiedgasse 57, 6438 Ibach, Switzerland
                                 ("VICTORINOX")


                                                                   re: Xantia SA

WHEREAS SABI operates, inter alia, a design, manufacturing, assembly, and distribution business of watches, sunglasses and other Swiss Army Brand items, and is the exclusive distributor in the United States, Canada, and the Caribbean of the Victorinox tm Original Swiss Army Knife.

WHEREAS   VICTORINOX    operates,   inter   alia,  the  design,   manufacturing,
          assembly, and distribution business of watches, sunglasses and of the Victorinox tm Original Swiss Army Knife.

WHEREAS SABICH is a Delaware corporation and a wholly owned subsidiary of SABI with registered office in Shelton, CT.

WHEREAS SABICH has entered on June 23rd, 2000 into a share purchase agreement ("Share Purchase Agreement") with Mr. and Mrs. Thievent ("the Sellers") acquiring Xantia SA, Fabrique de Montres de Precision ("XANTIA SA"), a Swiss corporation with registered office in Biel/Bienne (CH), and a share capital of CHF 0.2 m divided into 200 registered shares with a par value of CHF 1000.- each, fully paid in.

WHEREAS   SABICH   and  The   Sellers  agreed   to  amend  the  Share   Purchase
          Agreement for the first time on July 20, 2000.

WHEREAS   VICTORINOX  now  is   considering  to  purchase  a 50% share of equity
          interest in XANTIA SA.

WHEREAS It is the understanding and will of The Sellers, SABICH and VICTORINOX that the latter shall become a party to the Share Purchase Agreement, and buy half of all shares of XANTIA SA while SABICH shall have at any time the control over XANTIA SA.



Now, therefore, the parties agree to change and to amend the Share Purchase Agreement as amended on July 10, 2000 as follows:

0.   IN GENERAL/CONTROL

0.1  Unless   the   context  otherwise   requires,  capitalized  terms  in  this
     Amendment shall have the same meaning ascribed to those terms in the Share Purchase Agreement.

0.2 Subject to the terms and conditions of this Amendment, VICTORINOX hereby becomes a party to this Share Purchase Agreement as if VICTORINOX had been an original signatory thereto in respect of 50% of the Stock being purchased and SABICH' s rights and obligations (including without limitation, 50% of the right to receive or the obligation to pay 50% of any amounts under Section 3.1 of the Share Purchase Agreement relating to a possible post closing adjustment of the purchase price) shall similarly be limited to 50% of the Stock. VICTORINOX has reviewed and is familiar with the Stock Purchase Agreement and has received all the information in respect of XANTIA and this transaction that VICTORINOX requested or deems appropriate.

0.3 Notwithstanding, and without reducing, the control of XANTIA by SABICH, provided for in this Amendment, SABI and SABICH on the one hand and VICTORINOX on the other recognize that they have acted in harmony as business friends for many decades and intend to continue to do so. In furtherance of this mutually beneficial relationship, SABICH intends to consult closely with VICTORINOX on all matters related to XANTIA and values its ability to utilize the generations of knowledge and experience reposing in VICTORINOX management.
     It is recognized by the parties that from and after the Closing Date, SABICH shall be and shall thereafter continue to be the controlling stockholder of XANTIA. In furtherance of that status, it is agreed that from and after the Closing Date, the Board of Directors of XANTIA shall consist of five members, three of whom shall be designated by SABICH, and two of whom shall be designated by VICTORINOX as set forth in Sec. 4.2a hereafter. VICTORINOX and SABICH agree to, at all times, vote their stock interest in XANTIA and take such other action as shall be necessary to preserve that makeup of the Board and the control of SABICH.

0.4 SABICH shall act on behalf of itself and VICTORINOX in respect of that working capital adjustment and in other instances where decisions are required or action necessary in respect of the Share Purchase Agreement. SABICH shall have no liability to VICTORINOX for any such action taken. VICTORINOX shall remit to SABICH or its parent corporation 50% of the costs heretofore incurred by them in connection with the acquisition of the Stock upon receipt of an invoice covering such costs and, on an ongoing basis, shall reimburse SABICH for costs incurred in administering the parties interests in XANTIA.

0.5 The parties recognize that VICTORINOX and SABI may have future commercial dealings with XANTIA. Neither VICTORINOX nor SABICH and SABI, shall have any liability to the other for considering its own commercial interests in such dealings with XANTIA.

0.6 Except as set forth by this Amendment, the Share Purchase Agreement shall remain in full force and effect.

0.7 It is understood that the Sellers, for their convenience, shall address all matters relating to and in connection with the Share Purchase Agreement only to SABICH which may forward such correspondence to VICTORINOX if relevant to it.

2. SALE AND PURCHASE OF STOCK

     Subject to the terms and conditions defined herein, the Sellers hereby agree to sell to SABICH as of the Closing Date and SABICH agree to buy from the Sellers as of the Closing Date 100 registered shares par value each of CHF 1000.-;

          to sell to VICTORINOX as of the Closing Date, and SABICH and VICTORINOX agree to buy from the Sellers as of the Closing Date 100 registered shares with a par value of CHF 1000.- each.

3. PURCHASE PRICE
                                3.1 Installments

     The purchase price (the "Purchase Price" as calculated in Annex 1 hereto) for the XANTIA stock shall be as follows:

       a)     At Closing

          Cash of CHF 3'250'000.- by VICTORINOX;
          Cash of CHF 2'250'000.- by SABICH;
          Restricted Swiss Army Brands Inc. common stock ("SABI Shares") with a market value of at least CHF 1'000'000.-, valued at the average closing price for freely traded SABI stock over the ten trading days immediately preceding the Closing date by SABICH.

          The Sellers acknowledge that the SABI Shares have not and will not be registered under the United States Securities Act of 1933. Therefore the Sellers will not sell, pledge or otherwise dispose of any of the SABI Shares unless he shall first have delivered to SABI a letter of counsel, reasonably acceptable to SABI to the effect that such transfer does not involve a violation of that Act. and that the certificates representing the SABI Shares may bear a legend referring to these restrictions. The Sellers further acknowledge that he has received a copy of the Report of SABI on Form 10K for the calendar year 1999 and any subsequent filings by SABI under the United States Securities Exchange Act of 1934, as amended and has been granted access to such other documents and information as he deemed appropriate.

       b)     Subsequent Payments

     Cash of CHF 12'000'000.- plus interest of CHF 1'459'000.- payable as it follows:

          Payments by SABICH: cash of CHF 6'000'000.- plus interest of CHF 729'500.- payable on the following anniversaries of the Closing Date:

                    - 1st Anniv.:   CHF 745'500.-
                    - 2nd Anniv.:   CHF 802'500.-
                    - 3rd Anniv.:   CHF 807'500.-
                    - 4th Anniv.:   CHF 936'500.-
                    - 5th Anniv.:   CHF 1'036'000.-
                    - 6th Anniv.:   CHF 1'231'500.-
                    - 7th Anniv.:   CHF 1'170'000.-

          Payments by VICTORINOX: cash of CHF 6'000'000.- plus interest of CHF 729'500.- payable on the following anniversaries of the Closing Date:

                    - 1st Anniv.:   CHF 745'500.-
                    - 2nd Anniv.:   CHF 802'500.-
                    - 3rd Anniv.:   CHF 807'500.-
                    - 4th Anniv.:   CHF 936'500.-
                    - 5th Anniv.:   CHF 1'036'000.-
                    - 6th Anniv.:   CHF 1'231'500.-
                    - 7th Anniv.:   CHF 1'170'000.-

     e) Purchase Price Guarantee, Subordination to Banks Schedule

          Swiss Army Brands Inc. hereby guarantees to the Sellers that SABICH or one of its affiliates pays the Purchase Price of 100 shares as agreed upon in this Section. In case that SABICH goes bankrupt or leaves the business, Swiss Army Brands Inc. shall step in as the payor. If SABICH sold its shares to another company not part of the Swiss Army Brands group, Swiss Army Brands Inc. shall be relieved of this guarantee if and to the extent a solvent buyer assumes it.

          The payments by SABICH provided for in Section 3.1b and the guarantee provided for in Section 3.1c are, in the event of the liquidation or insolvency of SABI, subordinated to the rights of SABI's lending banks.

          Swiss Army Brands Inc., and VICTORINOX hereby jointly and severally guarantee SABICH's obligations under Sec. 7.3.

4.               COVENANTS AND ACTIONS BETWEEN SIGNING AND CLOSING

4.2 Undertakings

     a) Shareholders Meeting

          The Sellers agree to call for a shareholders' meeting in which all members of the board resign except from Mr. Thievent, and to elect the following persons as members of the board of directors:

             Mr. Charles Elsener
             Mr. Charles Elsener
             Mr. Peter Gilson
             Dr. Annette Spycher
             Mr. J. Merrick Taggart

          These elections shall have effect upon the Closing Date, and Mr. Thievent shall be a member of the board at least until 2007.

          At any time, SABICH shall have the right to be represented in the board by 3 out of 6 members, and VICTORINOX shall have the right to be represented in the board by 2 members, and both Parties shall have the right to replace them by other persons of their choice. The Parties shall vote at the shareholders' meeting in favor of the other party's proposal.

5. CLOSING

5.3                        Undertakings as of the Closing

     a) Undertakings of the Sellers

          At the Closing, the Sellers hand over

               to SABICH 100 shares of XANTIA, and the application to the commercial register of the new XANTIA board members to VICTORINOX 100 shares of XANTIA.

     b) Undertakings of SABICH

          At the Closing, SABICH

     hands over to the Sellers SABI Shares as defined in the Share Purchase Agreement as amended on July 10, 2000;

     orders its bank to wire CHF 2'250'000.-- on Mr. Thievent' s bank account as defined in section 3.2 of this Agreement.

     c) Undertakings of VICTORINOX

          At the Closing VICTORINOX orders its bank to wire CHF 3'250'000.-- on Mr. Thievent' s bank account as defined in section 3.2 of this Agreement.

11.  TRANSFERABILITY OF THE STOCK

11.1 SABICH and VICTORINOX recognize that the Stock has not been registered under the United States Securities Act of 1933, as amended, and agree that they will not sell, transfer, or otherwise hypothecate any of the stock in violation of that Act.

11.2 In   addition,   SABICH  and  VICTORINOX  agree  that  neither  will  sell, hypothecate, or otherwise dispose of any of the Stock except as follows:

If the selling party receives a bona fide offer from an unrelated party to purchase all but not less than all of its share of the Stock, such Party may offer to sell all, but not less than all, of its share of the Stock to the other Party for the same price. The other Party shall have a period of 60 days to accept that offer in full. If the offer is so accepted as to all of the Stock, the Closing in respect of that Sale shall take place promptly and the purchase price shall be paid, 1/3 at that closing and 1/3 on each of the first and second anniversaries thereof, each such delayed payment to be accompanied by interest at the prime rate as charged by the Chase Manhattan Bank NA, as that rate may change from time to time. If the offer is not so accepted by the other Party, the offering Party shall have a period of 30 days to sell all, but not less than all, of the stock so offered to the Buyer named in this Offer to the other Party.

Biel, 24. 7. 2000                                    Bern, 24. 7. 2000
                                                     On behalf of Swiss Army
                                                     Brands CH, Inc. (SABICH)


/s/Michel Thievent     /s/Irene Thievent     /s/Beat Brechbuhl
   Michel Thievent        Irene Thievent     Dr. Beat Brechbuhl, attorney-at-law



Ibach, 21. 7. 2000                                   Bern, 24. 7. 2000
Victorinox AG                                        On behalf of Swiss Army
                                                     Brands Inc. (SABI)


/s/ Charles Elsener                          /s/ Beat Brechbuhl
Charles Elsener                              Dr. Beat Brechbuhl, attorney-at-law

                                                                    Exhibit 99.1



PRESS RELEASE


        SWISS ARMY BRANDS TO ACQUIRE SWISS WATCH MANUFACTURER, ASSEMBLER

     SHELTON, CONN. - June 26 - Swiss Army Brands, Inc. (Nasdaq: sabi) today announced an agreement to purchase the stock of Xantia, S.A., a leading watch design, manufacturing and assembling business located in Biel, Switzerland. The transaction, which is scheduled to close by late July, is valued at approximately $11.5 million and is comprised of cash, stock and debt.

     Xantia is the principal manufacturer and assembler of watches marketed and sold by Swiss Army Brands. In addition to its business with Swiss Army, Xantia will continue to serve its other customers and will seek to develop new customers.

     J. Merrick Taggart, president and chief executive officer of Swiss Army Brands, said, "The joining of our two companies is a gratifying outcome of an exceptional business partnership that began 10 years ago. Xantia's commitment to quality, precision and design mirrors Swiss Army's image and widely recognized brand qualities. As our focus on functional innovation in the watch segment of our business intensifies, Xantia will play an even more critical role in our success. We are also excited about the opportunities to grow Xantia's business with existing and new customers."

     Mr. Taggart also said that Swiss Army may share its ownership in Xantia with another company but that no commitments have been made.

     Swiss Army Brands, Inc. is the exclusive United States, Canadian and Caribbean marketer of Victorinox tm Original Swiss Army tm Knives. In addition to its line of Swiss Army tm Brand Watches, Sunglasses and Writing Instruments, the company also markets Bear MGC tm knives and multi-tools, cutlery under the
R. H. Forschner tm brand, and Victorinox tm Travel Gear which is marketed under a licensing agreement The company web site is located at www.swissarmy.com.

                                     - end -

Safe Harbor  Statements under the Private  Securities  Litigation  Reform Act of
1995
This release contains, in addition to historical information, forward-looking statements about the close of the transaction, anticipated growth of Xantia's watch business, and the possibility of sharing the ownership. The forward-looking statements were prepared on the basis of certain assumptions based on the 10-year relationship with Xantia. Even if the assumptions upon which the expectations are based prove to be accurate and appropriate, the outcomes of the acquisition and the business going forward may differ from the expectations stated herein.

                                                                    Exhibit 99.2



PRESS RELEASE

    SWISS ARMY BRANDS, VICTORINOX CLOSE PURCHASE OF SWISS WATCH MANUFACTURER

     SHELTON, CONN. - July 24 - Swiss Army Brands, Inc. (Nasdaq: sabi) and Victorinox AG of Ibach, Switzerland, jointly announced today the completion of the acquisition of Xantia, S.A., a leading watch design, manufacturing and assembling business located in Biel, Switzerland. The transaction is comprised of a combination of cash, common stock of Swiss Army Brands, and long-term debt.

     Xantia is the principal manufacturer and assembler of watches marketed and sold by Swiss Army Brands since 1989. In addition to its business with Swiss Army, Xantia will continue to serve its other customers and will seek to develop new customers. Victorinox is the manufacturer of Victorinox tm Original Swiss Army tm Knives and is the provider of the Swiss-made knives, multi-tools and cutlery products marketed by Swiss Army Brands. Victorinox and Swiss Army Brands have a business relationship dating back to 1937.

     Swiss Army Brands, Inc. is the exclusive United States, Canadian and Caribbean marketer of Victorinox tm Original Swiss Army tm Knives. In addition to its line of Swiss Army tm Brand Watches, Sunglasses and Writing Instruments, the company also markets Bear MGC tm knives and multi-tools, cutlery under the
R. H. Forschner tm brand, and Victorinox tm Travel Gear which is marketed under a licensing agreement The company web site is located at www.swissarmy.com.

                                     - end -

Safe Harbor  Statements under the Private  Securities  Litigation  Reform Act of
1995
This release contains, in addition to historical information, forward-looking statements about the seven-year payment schedule and anticipated growth of Xantia's watch business. The forward-looking statements were prepared on the basis of certain assumptions based on the 10-year relationship with Xantia. Even if the assumptions upon which the expectations are based prove to be accurate and appropriate, the outcomes of the acquisition and the business going forward may differ from the expectations stated herein.